                                                                    Exhibit 99.4

                                    CONSENT

     The undersigned hereby consents to his nomination to serve as a Director of Razorfish, Inc., a Delaware corporation, and to all references to him and to his professional history, including but not limited to his biography in the prospectus that is included or made a part of this Registration Statement on Form S-4 filed with the Securities and Exchange Commission, and any amendment thereto.


Dated as of September 13, 1999.


                                          /s/Lawrence P. Begley
                                        -------------------------------
                                        By:    Lawrence P. Begley